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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 23, 2004 relating to the financial statements of Vulcan Coal Holdings, LLC, which appears in the Current Report on Form 8-K/A of Arch Coal, Inc. dated October 15, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Salt Lake City, Utah
November 19, 2004